As filed with the Securities and Exchange Commission on October 13, 2009

Registration Statement No. 333-160870

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 4 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	26-1908763
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification Number)

3005 Hammock Way

Vero Beach, Florida  32963

(561) 988-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey J. Zimmer

Co-Chief Executive Officer and President

3005 Hammock Way

Vero Beach, Florida  32963

(561) 988-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser, Esq. Akerman Senterfitt One S.E. Third Avenue, 25th Floor Miami, Florida 33131 Telephone: (305) 374-5600 Facsimile: (305) 374-5095	David G. Nichols, Jr., Esq. Cahill Wink LLP 5 Penn Plaza, 23rd Floor New York, New York 10001 Telephone: (646) 434-1661 Facsimile: (518) 584-1962

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border  Issuer Tender Offer)     ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. ARMOUR’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by ARMOUR or in ARMOUR’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

ARMOUR’s charter authorizes ARMOUR to obligate itself and ARMOUR’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of ARMOUR who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of ARMOUR and at ARMOUR’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

ARMOUR’s charter and bylaws also permit ARMOUR to indemnify and advance expenses to any person who served a predecessor of ARMOUR in any of the capacities described above and to any employee or agent of ARMOUR or a predecessor of ARMOUR.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling ARMOUR for liability arising under the Securities Act, ARMOUR has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp. (included as Annex A to the proxy statement/prospectus).

3.1	Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (1)

3.2	Form of Second Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (included as Annex F to the proxy statement/prospectus).

3.3	By-laws of Enterprise.(1)

3.4	Form of Amendment and Restatement of the Articles of Incorporation of ARMOUR Residential REIT, Inc. (included as Annex B to the proxy statement/prospectus).

3.5	Form of Amended Bylaws of ARMOUR Residential REIT, Inc. (included as Annex C to the proxy statement/prospectus).

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp.(2)

4.2	Specimen Common Stock Certificate of ARMOUR Residential REIT, Inc.*

4.3	Specimen Warrant Certificate of ARMOUR Residential REIT, Inc.*

4.4

Form of Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Enterprise Acquisition Corp. and ARMOUR Residential REIT, Inc. (included as Annex G to the proxy statement/prospectus).

5.1	Legality Opinion of Akerman Senterfitt. †

8.1	Tax opinion of Akerman Senterfitt (included as Annex E to the proxy statement/prospectus). †

10.1	Investment Management Trust Agreement between Enterprise Acquisition Corp. and Continental Stock Transfer & Trust Company.(1)

10.2	Stock Escrow Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company and the initial stockholders.(1)

10.3

Form of Stock Escrow Termination Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company, Staton Bell Blank Check LLC, Stewart J. Paperin, Richard Steiner and Jordan Zimmerman. (included as Exhibit G to Annex A to the proxy statement/prospectus).

10.5	Form of Management Agreement (included as Annex D to the proxy statement/prospectus).

10.6	Sponsor’s Voting and Support Agreement(2)

10.7	Form of Sub-Management Agreement(2)

23.1	Consent of Eisner LLP. †

23.2	Consent of Eisner LLP. †

23.3	Consent of Legal Counsel (included in Exhibit 5.1). †

23.4	Consent of Akerman Senterfitt (included in Exhibit 8.1). †

24.1	Power of Attorney. †

99.1	Form of Stockholder Proxy Card of Enterprise Acquisition Corp.*

99.2	Form of Warrantholder Proxy Card of Enterprise Acquisition Corp.*

*	Filed herewith
†	Previously filed
(1)	Incorporated by reference to Enterprise Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on August 6, 2007, as amended.
(2)	Incorporated by reference to Enterprise Acquisition Corp.'s Current Report on Form 8-K filed with the SEC on July 29, 2009.

Item 22.	Undertakings.

ARMOUR hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5)     That for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in an initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on October 13, 2009.

ARMOUR Residential REIT, Inc.

By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Co-Chief Executive Officer and President
(Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey J. Zimmer Jeffrey J. Zimmer	Director, Co-Chief Executive Officer and President (Principal executive officer)	October 13, 2009

/s/ Scott J. Ulm Scott J. Ulm	Director, Co-Chief Executive Officer and Chief Investment Officer (Principal accounting and financial officer)	October 13, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp. (included as Annex A to the proxy statement/prospectus).

3.1	Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (1)

3.2	Form of Second Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (included as Annex F to the proxy statement/prospectus).

3.3	By-laws of Enterprise.(1)

3.4	Form of Amendment and Restatement of the Articles of Incorporation of ARMOUR Residential REIT, Inc. (included as Annex B to the proxy statement/prospectus).

3.5	Form of Amended Bylaws of ARMOUR Residential REIT, Inc. (included as Annex C to the proxy statement/prospectus).

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp.(2)

4.2	Specimen Common Stock Certificate of ARMOUR Residential REIT, Inc.*

4.3	Specimen Warrant Certificate of ARMOUR Residential REIT, Inc.*

4.4

Form of Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Enterprise Acquisition Corp. and ARMOUR Residential REIT, Inc. (included as Annex G to the proxy statement/prospectus).

5.1	Legality Opinion of Akerman Senterfitt. †

8.1	Tax opinion of Akerman Senterfitt (included as Annex E to the proxy statement/prospectus). †

10.1	Investment Management Trust Agreement between Enterprise Acquisition Corp. and Continental Stock Transfer & Trust Company.(1)

10.2	Stock Escrow Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company and the initial stockholders.(1)

10.3

Form of Stock Escrow Termination Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company, Staton Bell Blank Check LLC, Stewart J. Paperin, Richard Steiner and Jordan Zimmerman. (included as Exhibit G to Annex A to the proxy statement/prospectus).

10.5	Form of Management Agreement (included as Annex D to the proxy statement/prospectus).

10.6	Sponsor’s Voting and Support Agreement(2)

10.7	Form of Sub-Management Agreement(2)

23.1	Consent of Eisner LLP. †

23.2	Consent of Eisner LLP. †

23.3	Consent of Legal Counsel (included in Exhibit 5.1). †

23.4	Consent of Akerman Senterfitt (included in Exhibit 8.1). †

24.1	Power of Attorney. †

99.1	Form of Stockholder Proxy Card of Enterprise Acquisition Corp.*

99.2	Form of Warrantholder Proxy Card of Enterprise Acquisition Corp.*

*	Filed herewith
†	Previously filed
(1)	Incorporated by reference to Enterprise Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on August 6, 2007, as amended.
(2)	Incorporated by reference to Enterprise Acquisition Corp.'s Current Report on Form 8-K filed with the SEC on July 29, 2009.